UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2009

FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Marquette Avenue, Suite 3200 Minneapolis, Minnesota		55402-3232
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	612-758-5200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On July 29, 2009, Fair Isaac Corporation (the “Company”), a Delaware corporation and certain stockholders of the Company that are affiliated with Sandell Asset Management Corp. (collectively, the “Sandell Group”), a Cayman Islands exempted company, entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Agreement, dated as of December 4, 2008, by and between the Company and the Sandell Group (the “Agreement”).  The Amendment amends the Agreement to remove the right held by the Sandell Group to name designees to the Company’s Board of Directors to replace each of Nick Graziano, Allan Loren and John S. McFarlane, in the event that Mr. Graziano, Mr. Loren or Mr. McFarlane is unable to perform his duties or dies or, in the case of Mr. Graziano, is no longer associated with the Sandell Group, and to make certain other related amendments.

The foregoing summary of the Amendment is qualified by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment No. 1, dated as of July 29, 2009, to the Amended and Restated Agreement, dated as of December 4, 2008, by and between the Company and the Sandell Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2009

FAIR ISAAC CORPORATION

	By:	/s/ Mark R. Scadina
Name: Mark R. Scadina
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1, dated as of July 29, 2009, to the Amended and Restated Agreement, dated as of December 4, 2008, by and between the Company and the Sandell Group.